EXHIBIT 1.1

Québec

CERTIFICATE OF AMENDMENT

Companies Act, Part 1A

(R.S.Q., chap. C-38)

I hereby certify that

THERATECHNOLOGIES INC.

amended its articles on JUNE 21, 2011 under the Business Corporations Act,

as indicated in the attached Articles of Amendment.

Filed in the register on June 21, 2011

under registration number 1142237016

Government of Quebec
Inspector General of Financial Institutions	(signed) Inspector General of Financial Institutions

The attached schedule 1 is an integral part of these Articles of Amendment

SCHEDULE 1

Article 8 of the Articles of incorporation for which a Certificate of incorporation has been issued on October 19, 1993, is amended by the addition of the following paragraph:

APPOINTMENT OF DIRECTORS BETWEEN ANNUAL MEETINGS

The directors may appoint, between annual meetings, one (1) or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, to the extent that the total number of directors so appointed shall not exceed thirty-three and one third percent (33 1/3%) of the number of directors elected at the previous annual meeting of the shareholders.

Québec

CERTIFICATE OF AMENDMENT

Companies Act, Part 1A

(R.S.Q., chap. C-38)

I hereby certify that

THERATECHNOLOGIES INC.

amended its articles on March 26, 1997 under Part IA of the

Companies Act, as indicated in the attached Articles of Amendment.

Filed in the register on April 1, 1997

under registration number 1142237016

Government of Quebec
Inspector General of Financial Institutions	(signed) Inspector General of Financial Institutions

A-110063-Z9604

Form 5

ARTICLES OF AMENDMENT

The Companies Act, R.S.Q., c. C-38

Part 1A

1	Corporate name

THERATECHNOLOGIES INC.

2	☐ Application presented in conformity with Section 123.140 and following of the Companies Act.

3	The company’s articles are amended as follows:

The attached schedule 1 forms an integral part of the present form as if recited at length.

4 Effective date, if different from date of filing (see instructions) N/A	5 Corporate name (or designating number), prior to amendment, if different from that mentioned in item 1 N/A

If space is insufficient, attach an appendix in two (2) copies

Signature of authorized director

For departmental use only	CA-215 (Rev.05-95)

SCHEDULE 1

ARTICLES OF AMENDMENT OF

THERATECHNOLOGIES INC.

1.	For the purposes of the cancellation of Class A Shares without par value of the share capital of the Company, the amendments to certain rights, privileges, conditions or restrictions attached to the Class B Subordinate Voting Shares without par value, the reclassification of Class B Subordinate Voting Shares without par value of the share capital as Common Shares and the amendments to certain other provisions of the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993, section 5 of the Articles of Incorporation of the Company is amended as follows:

a)	by replacing section 1 of Schedule 1 to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993 by the following :

“ARTICLE 1

AUTHORIZED SHARE CAPITAL

The Company is authorized to issue the following shares:

a)	an unlimited number of Common Shares, without nominal value (the “common shares”); and

b)	an unlimited number of Preferred Shares, without nominal value, issuable in one or more series (the “preferred shares”).”

b)	by deleting section 2 of Schedule 1 to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993;

c)	by deleting section 3 of Schedule 1 to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993;

d)	by replacing section 4 of Schedule 1 to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993 by the following:

“ARTICLE 2

COMMON SHARES

The rights, privileges, conditions and restrictions attaching to the common shares are the following:

2.1	Voting rights

The holders of the common shares shall be entitled to receive the notices of meetings and to assist and to vote at all the meetings of the shareholders of the Company, whether annual or special, except as otherwise provided herein. Each common share confers on its holder the right to one vote at any meeting of shareholders except those at which only the holders of a given class of shares or series are entitled to vote pursuant to the provisions of the Companies Act (Québec) or pursuant to the attributes attaching to such class or series.

2.2	Dividends

2.2.1 Subject to the prior rights of the holders of preferred shares and shares of any other class ranking prior to the common shares in respect of dividends, the holders of common shares shall be entitled to receive the dividends which the Board of Directors of the Company shall declare and pay on the common shares, a the time and according to the terms and conditions determined by the Board of Directors of the Company, out of the funds of the Company properly applicable to the payment of dividends.

2.2.2 The cheques of the Company or of its agents authorized for this purpose, drawn from a bank designated in Schedule A or in Schedule B of the Bank Act (Canada) and payable at any branch of such bank in Canada, shall be issued in respect of these dividends to the holders of common shares being entitled thereto. The mailing of these cheques shall exempt the Company from any responsibility with respect to such dividends up to the amount of the sums represented thereon, unless these cheques are not paid upon presentation duly made.

2.3	Liquidation and dissolution

Upon the liquidation or dissolution of the Company, whether voluntary or forced, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of common shares shall be entitled to receive, after payment by the Company to the holders of preferred shares and to the holders of any other class of shares ranking prior to the common shares in respect of the distribution of the assets of the Company upon liquidation or dissolution, share for share and without preference or distinction with the holders of common shares, the remainder of the property of the Company.”

e)	by replacing section 5 of Schedule 1 to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993 by the following:

“ARTICLE 3

PREFERRED SHARES

The rights, privileges, conditions and restrictions attaching to the preferred shares as a class are the following:

3.1	Issuable in series

3.1.1 Subject to the provisions of the Companies Act (Québec) the preferred shares may, at any time, be issued in one or more series. The Board of Directors of the Company shall, when it deems appropriate, but prior to their issuance, fix the number, limited or unlimited, as well as the designation of the shares of each series of preferred shares, as well as the rights, privileges, conditions, and restrictions attaching to the shares of each series of preferred shares, including, without limiting the application of the foregoing:

a)	the rate and the amount of the dividends, cumulative or non-cumulative, the date and place for the payment of such dividends, as well as the date from which such dividends shall accrue;

b)	the rate or the amount of the premium which may be paid to the holders thereof in the event of purchase or redemption, as well as the date from which the shares of a series shall be redeemed and the method the shares may be purchased or redeemed;

c)	the terms and conditions of any plan to redeem shares with respect to one or more series;

d)	the terms and conditions with respect to any sinking fund created for the benefit of the holders of shares of one or more series;

e)	the designation of the shares of a given series; and

f)	the rights of exchange of shares of a given series into shares of any other series or of another class of shares of the share capital of the company.

3.1.2 The rights, privileges, conditions and restrictions attaching to each series of preferred shares shall be determined, for each series, by by-law adopted by the Board of Directors of the Company which shall have the option to create such series prior to the issuance of any preferred share of such series so created. The issuance of shares of a given series of preferred shares shall not be effected until after the adoption of such by-law and after the obtaining of a certificate of amendment attesting to the amendment creating such series. Such by-law of the Board of Directors of the Company shall not require the approval of the shareholders.

3.1.3 Notwithstanding any other provisions herein, when amounts payable as dividends, repayment of capital or premium are not paid in full, the shares of all series of preferred shares shall participate in the amount payable proportionately to the sums payable on a payment in full.

3.2	Voting rights

Subject to the provisions of the Companies Act (Québec) and of section 3 hereof, the holders of preferred shares as a class, shall not, as such, be entitled to receive notices of meetings or to assist or to vote at any of the meetings of the shareholders of the Company, whether annual or special.

3.3	Ranking of the preferred shares in regard to dividends

The preferred shares, as a class, shall rank, with respect to payment, as the case may be, of any accrued cumulative dividend and of any declared dividend remaining unpaid at the time of the distribution upon liquidation or dissolution of the Company, prior to common shares, and prior to shares of any other class ranking after the preferred shares.

3.4	Ranking of preferred shares upon liquidation or dissolution

Upon the liquidation or dissolution of the Company, whether voluntary or forced, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of preferred shares, as a class, shall rank in regard to the amount which is payable to them upon such distribution , liquidation or dissolution, in accordance with the rights then established in the articles of the Company or pursuant to such articles prior to any distribution of the assets of the Company among the holders of common shares and of any other class ranking after preferred shares in regard to the distribution of assets of the Company upon liquidation or dissolution. The preferred shares shall not confer on their holders any other right to participate further in the profits or assets of the Company.

3.5	Amendment to preferred shares

In the event that there are outstanding preferred shares, the Company shall not, save with the approval of the holders of the preferred shares provided in the manner mentioned hereinafter:

3.5.1 revoke, amend, or otherwise change any of the provisions contained in this article 3;

3.5.2 change the authorized maximum number, if one exists, of preferred shares or increase the maximum number of authorized shares of another class conferring rights or privileges ranking equal to or prior to the preferred shares;

3.5.3 exchange, convert, reclassify, or cancel, save in the event of redemption or purchase by the Company, in accordance with the Companies Act (Québec) or the provisions hereunder, all or part of the preferred shares;

3.5.4 increase, amend or delete the rights, privileges, restrictions or conditions conferred on preferred shares, notably,

a)	by deleting or amending any existing right to accrued or cumulative dividends, if any;

b)	by increasing, deleting or amending any existing right or privilege of redemption or purchase, if any;

c)	by reducing or deleting a right in respect to dividends or liquidation; or

d)	by increasing, deleting or amending rights of conversion or exchange, options, voting rights, transfer, preemption or acquisition of other securities or provisions relating to sinking funds, if any exist;

3.5.5 increase the rights or privileges of the shares of another class, conferring rights or privileges ranking equal or prior to those of preferred shares;

3.5.6 create a new class of shares conferring rights or privileges ranking equal or prior to those of preferred shares;

3.5.7 make ranking equal or prior to the preferred shares, the shares of a class conferring rights or privileges ranking after the preferred shares;

3.5.8 exchange all or part of the shares of another class for preferred shares or create a right for such purpose; or

3.5.9 impose restrictions on the issuance or transfer of preferred shares or increase or delete such restrictions.

3.6	Approval of the class

Any approval of the holders of the preferred shares mentioned above shall be deemed to have been duly and sufficiently given if it is provided in a resolution adopted by at least two-thirds (2/3) of the votes cast at a special meeting of the holders of preferred shares called for this purpose by prior notice of a least twenty-one (21) days and at which meeting the holders of at least twenty percent (20%) of the outstanding preferred shares are present in person or represented by proxy, thereby constituting quorum. If the holders of at least twenty percent (20%) of the outstanding preferred shares are not present or represented by proxy thirty (30) minutes after the hour fixed for the meeting, the meeting shall be adjourned to a date at least five (5) days later. At such adjourned meeting, the holders of preferred shares present in person or represented by proxy, shall transact the business for which the meeting was initially called and a resolution adopted at this meeting by at least two-thirds (2/3) of the votes cast shall constitute the approval of the holders of preferred shares mentioned above for the purpose of this article 3, whether the quorum mentioned above is present or not at the time of such adjourned meeting. The procedure provided in this subsection 3.6 replaces any compromise or arrangement and allows, subject to the adherence to the provisions of subsection 3.7, the filing of articles of amendment for the purpose of amending the articles as approved without it being necessary to have recourse to any other formality provided in the Companies Act (Québec) and regarding compromise or arrangement.

3.7	Approval of the series

In the event that the proposed amendment shall effect the rights of the holders of preferred shares of a particular series in a manner or to an extent substantially different from that which affects the rights of the holders of preferred shares of other series, this amendment shall then, in addition to being approved by the holders of preferred shares voting as a class, as provided above, be approved in the same manner by the holders of preferred shares of such series, voting separately as a series.

3.8	Other terms and conditions

The Board of Directors of the Company may, upon the creation of a series of preferred shares, confer on such series any other right, privilege, condition and restriction which it shall deem appropriate, and which shall be in accordance with the rights, privileges, conditions and restrictions attaching to all the preferred shares, as a class.”

f)	by replacing section 6 of Schedule 1 to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993.

“ARTICLE 4

AMENDMENT OF ARTICLES

4.1	Amendments

Any amendment to the articles of the company any effect of which is to increase, remove or amend any of the rights, privileges, conditions or restrictions attaching to the common shares, including the conversion or the redesignation of common shares into one or more other classes of shares of the Company, shall be authorized by resolution adopted by the holders of common shares at a meeting of the holders of common shares held for such purpose by at least two-thirds (2/3) of the votes cast at such meeting.

4.2	Resolutions

Any approval of the holders of common shares required pursuant to the provisions of subsection 4.1 shall be deemed to have been duly given, if it is contained in a resolution adopted by at least two-thirds (2/3) of the votes cast at a special meeting of the holders of the common shares called for such purpose by a prior notice of at least twenty-one (21) days, which meeting can be held concurrently with any other meeting of the shareholders of the Company, and at which meeting the holders of at least twenty percent (20%) of the outstanding common shares are present in person or represented by proxy, thereby constituting quorum. In the event that the holders of at least twenty percent (20%) of the common shares are not present or represented by proxy thirty (30) minutes after the hour fixed for the meeting, the meeting shall be adjourned to a date at least five (5) days later. At such adjourned meeting, the holders of common shares present in person or represented by proxy, shall transact the business for which the meeting was initially called and a resolution adopted at this meeting by at least two-thirds (2/3) of the votes cast shall constitute approval of the holders of common shares mentioned above for the purposes of subsection 4.2, whether the quorum referred to above is present or not at the time of this adjourned meeting. Any approval given in accordance with the provisions of subsection 4.2 shall bind all the holders of the common shares.

4.3	Effect of the approval

The procedure provided in this article 4 shall replace the compromise or arrangement and permits the filing of articles of amendment for the purpose of amending the articles as approved without it being necessary to have recourse to any other formality provided in the Companies Act (Québec) with respect to a compromise or arrangement.”

2.	The Class A Shares without par value of the share capital of the Company presently authorized pursuant to the Articles of Amendment attached to the Certificate of Amendment dated December 6, 1993 are cancelled.

3.	All the Class B Subordinate Voting Shares without par value of the share capital of the Company issued and outstanding as at the issuance of the Certificate of Amendment reflecting the present Articles of Amendment shall be reclassified as Common Shares, and all share certificates representing Class B Subordinate Voting Shares without par value of the share capital of the Company issued and outstanding as at the issuance of the Certificate of Amendment reflecting the present Articles of Amendment shall remain valid and, without any further formality, shall henceforth represent Common Shares.

Government of Quebec Inspector General of
Financial Institutions	CERTIFICATE OF AMENDMENT
Companies Act
(R.S.Q., chap. C-38)

Part IA

I hereby certify that the following company THERATECHNOLOGIES INC. amended its articles under Part IA of the Companies Act, as indicated in the attached Articles of amendment.
1993 12 06

Government of Quebec Inspector General
of Financial Institutions	(signed) Inspector General of Financial Institutions

3099-8272

Formulaire 5

STATUTS DE MODIFICATION

Loi sur les compagnies

Partie 1A

1	Dénomination sociale ou numéro matricule

THERATECHNOLOGIES INC.

2	Les statuts de la compagnie sont modifiés de la façon suivante:

1.	Article 8 of the deed of incorporation of the Company is amended as follows:

Section 1 of Schedule 2, being an integral part of the deed of incorporation of the Company, is repealed without being replaced.

2.	Article 3 of the deed of incorporation of the Company is deleted and replaced by the following:

3.	Nombre précis ou nombres minimal et maximal des administrateurs

minimum	: 1 maximum : 20

3.	Article 5 of the deed of incorporation of the Company is modified by deleting its existing provisions and by the replacement thereof by the provisions of Schedule 1 hereto, being an integral part of these articles of amendment, in order to create an unlimited number of Class A Shares, an unlimited number of Class B Subordinate Voting Shares and an unlimited number of Preferred Shares issuable in one or more series, all without par value.

The only issued and outstanding Common Share in the share capital of the Company is hereby converted into one Class B Subordinate Voting Share.

All authorized and unissued Common Shares in the share capital of the Company are cancelled.

3 Date d’entrée en vigueur, si différente de la date du dépôt (Voir instructions)	4 Dénomination sociale (ou numéro matricule) antérieure à la modification, si différente de celle mentionnée à la case 1

Signature de I’administrateur autorise	Fonction du signataire	Administrateur

Réservé à I’administration	3099 - 8272

C-215-92

SCHEDULE 1 TO THE

ARTICLES OF AMENDMENT

OF THERATECHNOLOGIES INC.

ARTICLE 1

AUTHORIZED SHARE CAPITAL

The Company is authorized to issue the following shares:

a)	an unlimited number of Class A Shares, without nominal value (the “common shares”);

b)	an unlimited number of Class B Subordinate Voting Shares, having the right to vote, without nominal value (the “subordinate shares”); and

c)	an unlimited number of Preferred Shares, without nominal value, issuable in one or more series (the “preferred shares”).

ARTICLE 2

DEFINITIONS

2.1	For purposes of the provisions of sections 2 to 4, unless the context indicates a different meaning,

a)	“André de Villers” means Mr. André de Villers, born on March 24, 1949 and who is, on this date, director and president of the Company;

b)	“Transfer Agent” means the person or persons appointed from time to time by the Board of Directors of the Company to act as the transfer agent for the subordinate shares. In the event that no such person is appointed to act in such capacity, this expression refers to the Company;

c)	“control” of a body corporate by one or more other persons means the control, by one or more persons, who hold or are beneficiaries, other than by way of security only, — directly by way of holding shares or other securities or indirectly in any manner whatsoever, including by way of one or more tier-corporations or trustees or otherwise — of securities to which are attached more than 50% of the votes that may be cast to elect the directors of such body corporate and which securities confer voting rights, the votes attached to these securities is sufficient to elect a majority of directors of such body corporate;

d)	“Date of the Offer” means, in relation to any offer, the date at which such offer is made;

e)	“Denis Tancrède” means Mr. Denis Tancrède, born on August 24, 1946 and who is, on this date, director, chairman of the board and chief executive officer of the Company;

f)	“Founder” means, indistinctly, Denis Tancrède, André de Villers or Mark Busgang, the testamentary executors or, as the case may be, the liquidators of the estate of either one of these persons, and “Founders” means several of these persons or all these persons, as the case may be;

g)	“Majority Group” means, at any given date, one or the other of the following persons or any combination of such persons:

i)	one or the other of the Founders,

ii)	any body corporate (excluding the Company) under the control of one or more Founders,

to the extent that such person or such persons or any combination of such persons are the beneficial owners, of shares of the Company representing on such date more than 50% of the voting rights attaching to all of the outstanding shares of all of the classes of shares of the Company having voting rights on such date.

h)	“Mark Busgang” means Mr. Mark Busgang, born on August 28, 1955 and who is, on this date, director and vice-president, operations of the Company;

i)	“Offeror” means any person who makes an Offer and includes all persons who make an Offer or Offers acting jointly or in concert;

j)	“Offer” means a take-over bid, a securities exchange take-over bid, or an issuer bid (within the meaning of the Securities Act (Québec), as presently in force or as it may be amended or reenacted hereafter) in order to purchase common shares; however, an Offer shall exclude an Exempt Offer.

k)	“Exempt Offer” means:

i)	an offer to purchase common shares made to all the holders of common shares and which is made at the same time, at the same price and on the same or more favourable terms and conditions to all the registered holders of subordinate shares whose last addresses of record in the register of the Company are in Canada, if the percentage, in number, of subordinate shares contemplated by the offer in question is at least equal to the percentage, in number, of common shares contemplated by this offer, or

ii)	an offer to purchase common shares addressed to less than six registered holders of common shares in respect of all or part of the issued and outstanding common shares at the Date of the Offer, to the extent that the price offered for each common share does not exceed 115% of the average market price of the subordinate shares; the “average market price” being that defined in section 189 of the regulations adopted under the Securities Act (Québec) in force on this date, or

iii)	an Offer initiated by an offeror exempted from the application of Chapters III and IV of Title IV of the Securities Act (Québec), or

iv)	an Offer by one or more Founders or by one or more body corporate under the control of one or more Founders or by any combination of such persons, to purchase common shares, made to one or more other Founders or to one or more body corporate under the control of one or more Founders or to any combination of such persons;

l)	“person” includes a physical person, an association, a government or a body corporate;

m)	“body corporate” includes any entity having the legal personality, and also a partnership of persons, notably a partnership of persons created under the Civil Code of Lower Canada or the Québec Civil Code, and a trust, irrespective of its place or method of creation; and

ARTICLE 3

CLASS A SHARES

The rights, privileges, conditions and restrictions attaching to the common shares are the following:

3.1	Voting rights

3.1.1	The holders of common shares have the right to receive notice of meetings and to attend and to vote at all the meetings of shareholders of the Company, whether annual or special, except as otherwise provided herein. Each common share confers on its holder the right to ten votes at each meeting of the shareholders except those at which only the holders of a given class or series of shares have the right to vote pursuant to the provisions of the Companies Act (Québec) or the rights attaching to this class or series.

3.1.2 In order to attest to the existence of a Majority Group, a holder of common shares comprised in the Majority Group shall deliver to the Transfer Agent, within forty-five days following the end of each financial year of the Company, an affidavit establishing that a Majority Group exists on the date of such affidavit. Such affidavit shall also establish the number of common shares and the number of subordinate shares held, as beneficial owner, by each person included in the Majority Group.

3.1.3 In the event that the affidavit contemplated in paragraph 3.1.2 is not delivered to the Transfer Agent within forty-five days following the end of the financial year of the Company, the Transfer Agent must immediately send a notice to all the holders of the common shares of record in the books of the Transfer Agent. The notice failing receipt by it of the affidavit provided in paragraph 3.1.2 within a delay of thirty days of the forwarding of this notice, each common share shall thereupon be entitled to one vote only.

3.1.4 In addition to the affidavit contemplated in paragraph 3.1.2, the holders of common shares shall remit to the Transfer Agent, a copy of any insider’s report which a holder of common shares or the Founder holding control thereof shall have filed under the Securities Act (Québec).

3.1.5. If on any date, there no longer exists a Majority Group, either of the persons included in the Majority Group before the Majority Group ceased to exist, must remit to the Transfer Agent an affidavit signed by one or more Founders establishing that there no longer exists a Majority Group.

3.1.6 In the event that (i) the Transfer Agent does not receive the affidavit contemplated in paragraph 3.1.2 at the expiration of the delay of thirty days provided for in paragraph 3.1.3 following the forwarding by the Transfer Agent of the notice mentioned in paragraph 3.1.3 or (ii) the Transfer Agent determines in good faith, acting reasonably, after review of the insider’s reports and the securities register of the Company that no Majority Group exists or (iii) the Transfer Agent receives the affidavit contemplated in paragraph 3.1.5, the number of voting rights to which each common share shall be entitled shall thereupon and for such reason only be reduced from ten to one.

3.1.7 The Company shall send to the Transfer Agent, immediately after the occurrence of an event set out in paragraph 3.1.6 reducing the number of voting rights of a common share to one and shall cause the forwarding to the holders of subordinate shares, the holders of common shares and the holders of any other security of the Company which can be exchanged for subordinate shares or which include the right to acquire them (at the address appearing in the registers of the Company), of a notice indicating that such an event has occurred and that thereupon each common share has ceased on such date to be entitled to ten votes and is entitled to only one vote. Such notice shall be sent by the Transfer Agent at the expense of the Company if, after following a request to the Company to do so, the Company neglects to send such notice.

3.2	Dividends

3.2.1 Subject to the prior rights of the holders of preferred shares and shares of any other class ranking prior to the common shares in respect of dividends, and subject to the rights of the holders of subordinate shares hereinafter described, the holders of common shares have the right to receive the dividends which the Board of Directors of the Company shall declare and pay on the common shares at the time and according to the terms and conditions determined by the Board of Directors of the Company, out of the funds of the Company properly applicable for the payment of dividends.

3.2.2 The cheques of the Company or of its agent authorized for this purpose, drawn from a bank designated in Schedule A or in Schedule B of the Bank Act (Canada) and payable at any branch of such bank in Canada, shall be issued in respect of these dividends to the holders of common shares being entitled thereto. The mailing of these cheques shall exempt the Company from any responsibility with respect to such dividends up to the amount of the sums represented thereon, unless these cheques are not paid upon presentation duly made.

3.2.3 No dividend may be declared and paid on the common shares unless a dividend of an equal amount per share is concurrently declared and paid on the outstanding subordinate shares.

3.3	Right of conversion

3.3.1 The holder of any common shares has the right, at his option and at any time, to convert all or part only of the common shares which he holds to subordinate shares at one subordinate share for each common share so converted.

3.3.2 The right of conversion of the common shares provided for in this subsection 3.3 may be exercised by written notice of the registered holders of the common shares to be converted sent to any office of any transfer agent of the Company where the common shares may be transferred or, if there is no transfer agent for such purposes, to the Company, at the head office of the Company. In all cases, such notice shall be made together with a written document of remittance, in a form deemed satisfactory to the Company, duly signed by the registered holder and indicating the number of common shares which such holder desires to convert to subordinate shares. Such notice shall be accompanied by the certificate or certificates representing the common shares which the holder desires thereby to convert. If part only of the common shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive, at the expense of the company, a new certificate representing the common shares which are not to be converted.

3.3.3 At the time of any conversion of common shares under this subsection 3.3., the Company must, without cost to the holder, issue, deliver or cause to be delivered to the holder of the common shares so converted, one or more certificates issued in his name or in any other name which may be indicated to the Company by such holder, and representing the number of fully-paid subordinate shares to which the holder shall be entitled pursuant to the conversion. This conversion shall be deemed to have been made at the close of business on the date on which the certificates representing the common shares to be converted shall have been remitted for purposes of exchange, such that the rights of a holder of common shares, as a holder of such common shares, shall cease at that time, subject to the provisions of paragraph 3.3.4, and such that the person being entitled to receive the subordinate shares pursuant to this conversion be considered, for all purposes, as having become the registered holder of these subordinate shares on this date subject to the provisions of paragraph 3.3.4.

3.3.4 The register holder of common shares on a date of reference chosen by the Company in order to determine the holders of common shares being entitled to receive a declared dividend on such common shares shall be entitled to receive such dividend notwithstanding the fact that the common shares which he holds are converted to for subordinate shares in accordance with the aforesaid terms and conditions after such date of reference but before the date of payment of such dividend. In addition, the holder of subordinate shares issued pursuant to the conversion shall rank equally with the registered holders of any other subordinate share in respect of all the declared dividends payable to the holders of the subordinate shares registered as such on a given date of reference, if such date of reference is subsequent to the date of conversion.

3.3.5 The common shares converted to subordinate shares shall become issued subordinate shares as fully paid and non-assessable which shall have the rights attaching to subordinate shares.

3.3.6 At the time of a conversion of common shares to subordinate shares, the issued and paid-up share capital account maintained for the common shares shall be reduced and the issued and paid-up share capital account maintained for the subordinate shares shall be increased, by an amount equal to the result obtained by dividing i) the product obtained by multiplying the amount of the issued and paid-up share capital ascribed to the common shares by the number of common shares so converted, by ii) the total number of outstanding common shares immediately prior to such conversion.

3.4	Liquidation and dissolution

Upon the liquidation or dissolution of the Company, whether voluntary or forced, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall be entitled to receive, after payment by the Company to the holders of the preferred shares and to the holders of any other class of shares ranking prior to the common shares in respect of the distribution of the assets of the Company upon liquidation or dissolution, share for share and without preference or distinction with the holders of subordinate shares, the remainder of the property of the Company.

3.5	Subdivision and consolidation

No subdivision or consolidation of the subordinate shares or common shares shall be effected unless, at the same time, the subordinate shares and common shares, as the case may be, are subdivided or consolidated in the same manner and, in such an event, the rights, privileges, conditions and restrictions then attaching to the subordinate shares and to the common shares shall also be attaching to the subordinate shares and to the common shares as subdivided or consolidated.

3.6	Rank of common shares

Except as otherwise provided in sections 3, 4 and 6, the common shares and subordinate shares shall have the same rights, shall be equal in all respects and shall be treated by the Company as if they were shares of one and the same class.

ARTICLE 4

CLASS B SUBORDINATE VOTING SHARES

The rights, privileges, conditions and restrictions attaching to the subordinate shares are the following:

4.1	Voting rights

The holders of the subordinate shares shall be entitled to receive the notices of meetings and to assist and to vote at all the meetings of the shareholders of the Company, whether annual or special, except as otherwise provided herein. Each subordinate share confers on its holder the right to one vote at any meeting of shareholders except those at which only the holders of a given class of shares or series are entitled to vote pursuant to the provisions of the Companies Act (Québec) or pursuant to the attributes attaching to such class or series.

4.2	Dividends

4.2.1 Subject to the prior rights of the holders of preferred shares and shares of any other class ranking prior to the subordinate shares in respect of dividends, and subject to the rights of the holders of common shares hereinafter described, the holders of subordinate shares shall be entitled to receive the dividends which the Board of Directors of the Company shall declare and pay on the subordinate shares, at the time and according to the terms and conditions determined by the Board of Directors of the Company, out of the funds of the Company properly applicable to the payment of dividends.

4.2.2 The cheques of the Company or of its agent authorized for this purpose, drawn from a bank designated in Schedule A or in Schedule B of the Bank Act (Canada) and payable at any branch of such bank in Canada, shall be issued in respect of these dividends to the holders of subordinate shares being entitled thereto. The mailing of these cheques shall exempt the Company from any responsibility with respect to such dividends up to the amount of the sums represented thereon, unless these cheques are not paid upon presentation duly made.

4.2.3 No dividend may be declared and paid on subordinate shares unless a dividend of an equal amount per share is declared and paid at the same time on the outstanding common shares.

4.3	Liquidation and dissolution

Upon the liquidation or dissolution of the Company, whether voluntary or forced, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of subordinate shares shall be entitled to receive, after payment by the Company to the holders of preferred shares and to the holders of any other class of shares ranking prior to the subordinate shares in respect of the distribution of the assets of the Company upon liquidation or dissolution, share for share and without preference or distinction with the holders of subordinate shares, the remainder of the property of the Company.

4.4	Right of conversion

4.4.1 Subject to the provisions of this subsection 4.4, if an Offer is made, each subordinate share be converted, as of and from the Date of the Offer, at the option of the holder, for one common share, but only for the purposes of allowing such holder to accept the Offer. The exercise of this right of conversion is subject to the acceptance of the Offer by the Majority Group, this acceptance constituting a suspensive condition to the conversion.

4.4.2 The right of conversion of the subordinate shares provided in paragraph 4.4.1 may be exercised by written notice sent to the Company, at its head office, or to the Transfer Agent for the subordinate shares, at any office of the Transfer Agent at which a transfer of the subordinate shares may be registered and such notice shall be made together with the certificate or certificates representing the subordinate shares which the holder desires to convert to common shares. Such notice shall be executed by the holder or his duly authorized representative and specify the number of subordinate shares which the holder desires to convert to common shares. If part only of the subordinate shares represented by a certificate accompanying the notice are to be converted, the holder shall be entitled to receive, at the expense of the Company, a new certificate representing the subordinate shares represented by the certificate forwarded as mentioned hereinabove and which are not to be converted.

4.4.3 The fact that a holder of subordinate shares gives the notice of conversion set forth in paragraph 4.4.2 constitutes the Transfer Agent as the agent of such holder for the purposes of the Offer and for the purposes of doing all things to perfect the acceptance of the Offer on behalf of such holder, subject, however, to the provisions of subparagraph 4.4.11. The execution and delivery in due form to the Transfer Agent by a holder of subordinate shares or his duly authorized representative of any form of acceptance provided with the Offer, accompanied by the certificate or the certificates representing such subordinate shares, shall be deemed to constitute the remittance by such holder to the Transfer Agent of the notice of conversion.

4.4.4 Upon any conversion of subordinate shares by a holder under paragraph 4.4.1, the Company will cause the Transfer Agent to issue in the name of such Transfer Agent, as agent of the holders having chosen to exercise the right of conversion, a certificate representing the common shares resulting from such conversion.

4.4.5 The right of the holder of subordinate shares to convert its subordinate shares to common shares pursuant to paragraph 4.4.1 shall be deemed to have been exercised, and the holder of subordinate shares which are to be converted shall be deemed to have become a holder of common shares for purposes of the Offer, on the date or dates of delivery of the certificate or the certificates representing subordinate shares which are to be converted, accompanied by the written notice mentioned in paragraph 4.4.2, notwithstanding any delay in the issuance of the certificate or certificates representing the common shares to which such subordinate shares have been converted for the purposes of the Offer, subject to the other provisions of subsection 4.4.

4.4.6 Following the issuance of a certificate for common shares in the name of the Transfer Agent as agent of any holder, as provided in paragraph 4.4.4, the Transfer Agent, in its discretion or, as the case may be, in accordance with the written instructions of such holder, shall do all things necessary in order to perfect the acceptance of the Offer on behalf of such holder, including the filing of such certificate and of any other document required, with the depositary under the Offer. In this respect, the Transfer Agent may, in its discretion, indicate a notice on any such certificate and attach thereto a written notice to the effect that the common shares represented by such certificate are subject to certain restrictions and conditions set forth in paragraphs 4.4.7, 4.4.8 and 4.4.9 below.

4.4.7 Notwithstanding the provisions of paragraphs 4.4.1 to 4.4.6 above, if no later than the expiry date of any Offer, the Transfer Agent receives from the Majority Group a written notice to the effect that the Majority Group has not accepted and will not accept the Offer,

a)	the right of conversion provided for in paragraph 4.4.1 shall then be deemed never to have been exercised;

b)	the Transfer Agent shall then cease to be the agent of the holders of the subordinate shares for the purposes of accepting the Offer;

c)	the subordinate shares converted to common shares on such date or prior to such date shall be deemed never to have been so converted and to have always remained subordinated shares, including the shares which the Offeror shall have taken delivery of and shall have paid for pursuant to the terms of the Offer; and

d)	the Company shall cause the Transfer Agent to do all things necessary in order that each of the holders of subordinate shares deemed never to have been converted receives one or more certificates representing such subordinate shares and record the necessary entries in the registers of the Company in order to give effect to the foregoing.

4.4.8 With respect to any Offer, if the Offeror, for whatever reason, does not take delivery of the shares contemplated by the Offer and does not pay their price, or if the Offeror takes delivery of only a reduced number of shares tendered for purposes of accepting the Offer and pays only for such reduced number of shares, in such event, notwithstanding the provisions of paragraphs 4.4.1 to 4.4.6,

a)	the subordinate shares converted to common shares for the purposes of the Offer and which are not so taken up and paid for shall be deemed never to have been converted to common shares and to have always remained subordinated shares, and

b)	the Company shall cause that Transfer Agent to do all things necessary in order that each of the holders of the subordinate shares deemed never to have been converted receives one or more certificates representing such subordinate shares and shall record the necessary entries in the register of the Company in order to give effect to the foregoing.

4.4.9 With respect to any Offer, the common shares resulting from the conversion of subordinate shares for the purposes of accepting the Offer shall entitle their holders to one vote per share, notwithstanding the provisions of subsection 3.1, and shall be deemed to be subordinate shares, notwithstanding the conversion, with respect to the rights of the holders thereof to receive any dividend paid on the shares of the Company, until the date at which the Offeror shall have taken delivery thereof and paid their price pursuant to the terms of the Offer or, as the case may be, beyond such date in the case of subordinate shares taken up and paid for but for which the provisions of paragraph 4.4.7 shall apply.

4.4.10 Any payment of the price of shares received from an Offeror by the Transfer Agent as agent of the holders of the subordinate shares shall be paid by the Transfer Agent to each of such holders in accordance with the number of subordinate shares held by it immediately prior to the conversion and which are so paid.

4.4.11 A holder of subordinate shares shall be entitled to give to the Transfer Agent, acting as its agent, any written instructions in relation to the exercise of any right of such holder pursuant to the Offer, including the right to revoke any tender of securities in response to the Offer, as the case may be, and the right to accept or to refuse any subsequent Offer made after a first Offer has been initiated.

4.4.12 As soon as possible after the Date of the Offer, the Transfer Agent shall give a written notice to the holders of the subordinate shares outlining in substance the provisions set forth in article 2 and in paragraphs 4.4.1 to 4.4.12, such notice being accompanied by any other document or form which the Company or the Transfer Agent shall deem, in its discretion, to be useful or necessary in order to allow the holders of subordinate shares to exercise their rights pursuant to such provisions.

4.4.13 The subordinate shares converted to common shares, other than those deemed never to have been converted pursuant to the provisions of paragraphs 4.4.7. or 4.4.8, shall become issued common shares which shall have the rights attaching to common shares issued as fully paid and non-assessable, subject to the provisions of paragraph 4.4.9.

4.4.14 Upon a conversion of subordinate shares to common shares, the issued and paid-up share capital account maintained for the subordinate shares shall be reduced, and the issued and paid-up share capital account maintained for the common shares shall be increased by an amount equal to the result obtained by dividing i) the product obtained by multiplying the amount of the issued and paid-up share capital account ascribed to the subordinate shares by the number of subordinate shares so converted, by ii) the total number of subordinate shares issued and outstanding immediately prior to such conversion.

4.4.15 All the costs and expenses incurred by the Transfer Agent for the implementation and the administration of the foregoing provisions shall be paid by the Company.

4.5	Subdivision and consolidation

No subdivision or consolidation of the subordinate shares or the common shares shall be effected unless, at the same time, the common shares or the subordinate shares, as the case may be, are subdivided or consolidated in the same manner and, in such an event, the rights, privileges, conditions, and restrictions then attaching to the subordinate shares and to the common shares shall also be attaching to the subordinate shares and to the common shares as subdivided or consolidated.

4.6	Ranking of the subordinate shares

Except as otherwise provided in sections 3, 4 and 6, the subordinate shares and the common shares shall have the same rights, shall be equal in all respects and shall be treated by the Company as if they were shares of one and the same class.

ARTICLE 5

PREFERRED SHARES

The rights, privileges, conditions and restrictions attaching to the preferred shares as a class are the following:

5.1	Issuable in series

5.1.1 Subject to the provisions of the Companies Act (Québec) the preferred shares may, at any time, be issued in one or more series. The Board of Directors of the Company shall, when it deems appropriate, but prior to their issuance, fix the number, limited or unlimited, as well as the designation of the shares of each series of preferred shares, as well as the rights, privileges, conditions, and restrictions attaching to the shares of each series of preferred shares, including, without limiting the application of the foregoing

a)	the rate and the amount of the dividends, cumulative or non-cumulative, the date and place for the payment of such dividends, as well as the date from which such dividends shall accrue,

b)	the rate or the amount of the premium which may be paid to the holders thereof in the event of purchase or redemption, as well as the date from which the shares of a series shall be redeemed and the method the shares may be purchased or redeemed,

c)	the terms and conditions of any plan to redeem shares with respect to one or more series,

d)	the terms and conditions with respect to any sinking fund created for the benefit of the holders of shares of one or more series,

e)	the designation of the shares of a given series, and

f)	the rights of exchange of shares of a given series into shares of any other series or of another class of shares of the share capital of the Company.

5.1.2 The rights, privileges, conditions and restrictions attaching to each series of preferred shares shall be determined, for each series, by by-law adopted by the Board of Directors of the Company which shall have the option to create such series prior to the issuance of any preferred share of such series so created. The issuance of shares of a given series of preferred shares shall not be effected until after the adoption of such by-law and after the obtaining of a certificate of amendment attesting to the amendment creating such series. Such by-law of the Board of Directors of the Company shall not require the approval of the shareholders.

5.1.3. Notwithstanding any other provisions herein, when amounts payable as dividends, repayment of capital or premium are not paid in full, the shares of all series of preferred shares shall participate in the amount payable proportionately to the sums payable on a payment in full.

5.2	Voting rights

Subject to the provisions of the Companies Act (Québec) and of section 5 hereof, the holders of preferred shares as a class, shall not, as such, be entitled to receive notices of meetings or to assist or to vote at any of the meetings of the shareholders of the Company, whether annual or special.

5.3	Ranking of the preferred shares in regard to dividends

The preferred shares, as a class, shall rank, with respect to payment, as the case may be, of any accrued cumulative dividend and of any declared dividend remaining unpaid at the time of the distribution upon liquidation or dissolution of the Company, prior to subordinate shares, prior to common shares, and prior to shares of any other class ranking after the preferred shares.

5.4	Ranking of preferred shares upon liquidation or dissolution

Upon the liquidation or dissolution of the Company, whether voluntary or forced, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of preferred shares, as a class, shall rank in regard to the amount which is payable to them upon such distribution, liquidation or dissolution, in accordance with the rights then established in the articles of the Company or pursuant to such articles prior to any distribution of the assets of the Company among the holders of subordinate shares, common shares and shares of any other class ranking after preferred shares in regard to the distribution of assets of the Company upon liquidation or dissolution. The preferred shares shall not confer on their holders any other right to participate further in the profits or assets of the Company.

5.5	Amendment to preferred shares

In the event that there are outstanding preferred shares, the Company shall not, save with the approval of the holders of the preferred shares provided in the manner mentioned hereinafter:

5.5.1 revoke, amend, or otherwise change any of the provisions contained in this article 5;

5.5.2 change the authorized maximum number, if one exists, of preferred shares or increase the maximum number of authorized shares of another class conferring rights or privileges ranking equal to or prior to the preferred shares;

5.5.3 exchange, convert, reclassify, or cancel, save in the event of redemption or purchase by the Company, in accordance with the Companies Act (Québec) or the provisions hereunder, all or part of the preferred shares;

5.5.4 increase, amend or delete the rights, privileges, restrictions or conditions conferred on preferred shares, notably,

a)	by deleting or amending any existing right to accrued or cumulative dividends, if any,

b)	by increasing, deleting or amending any existing right or privilege of redemption or purchase, if any,

c)	by reducing or deleting a right in respect to dividends or liquidation, or

d)	by increasing, deleting or amending rights of conversion or exchange, options, voting rights, transfer, preemption or acquisition of other securities or provisions relating to sinking funds, if any exist;

5.5.5 increase the rights or privileges of the shares of another class, conferring rights or privileges ranking equal or prior to those of preferred shares;

5.5.6 create a new class of shares conferring rights or privileges ranking equal or prior to those of preferred shares;

5.5.7 make ranking equal or prior to the preferred shares, the shares of a class conferring rights or privileges ranking after the preferred shares;

5.5.8 exchange all or part of the shares of another class for preferred shares or create a right for such purpose; or

5.5.9 impose restrictions on the issuance or transfer of preferred shares or increase or delete such restrictions.

5.6	Approval of the class

Any approval of the holders of the preferred shares mentioned above shall be deemed to have been duly and sufficiently given if it is provided in a resolution adopted by at least two-thirds (2/3) of the votes cast at a special meeting of the holders of preferred shares called for this purpose by prior notice of at least twenty-one (21) days and at which meeting the holders of at least twenty percent (20%) of the outstanding preferred shares are present in person or represented by proxy, thereby constituting quorum. If the holders of at least twenty percent (20%) of the outstanding preferred shares are not present or represented by proxy thirty (30) minutes after the hour fixed for the meeting, the meeting shall be adjourned to a date at least five (5) days later. At such adjourned meeting, the holders of preferred shares present in person or represented by proxy, shall transact the business for which the meeting was initially called and a resolution adopted at this meeting by at least two-thirds (2/3) of the votes cast shall constitute the approval of the holders of preferred shares mentioned above for the purpose of this article 5, whether the quorum mentioned above is present or not at the time of such adjourned meeting. The procedure provided in this subsection 5.6 replaces any compromise or arrangement and allows, subject to the adherence to the provisions of subsection 5.7, the filing of articles of amendment for the purpose of amending the articles as approved without it being necessary to have recourse to any other formality provided in the Companies Act (Québec) and regarding compromise or arrangement.

5.7	Approval of the series

In the event that the proposed amendment shall affect the rights of the holders of preferred shares of a particular series in a manner or to an extent substantially different from that which affects the rights of the holders of preferred shares of other series, this amendment shall then, in addition to being approved by the holders of preferred shares voting as a class, as provided above, be approved in the same manner by the holders of preferred shares of such series, voting separately as a series.

5.8	Other terms and conditions

The Board of Directors of the Company may, upon the creation of a series of preferred shares, confer on such series any other right, privilege, condition and restriction which it shall deem appropriate, and which shall be in accordance with the rights, privileges, conditions and restrictions attaching to all the preferred shares, as a class.

ARTICLE 6

AMENDMENT OF ARTICLES

6.1	Amendments not affecting common or subordinate shares

Any amendment to the articles of the Company any effect of which is to increase, remove or amend any of the rights, privileges, conditions or restrictions attaching to the common shares or the subordinate shares, respectively, including the conversion or the redesignation of shares of either of such classes into one or more other classes of shares of the Company, shall be authorized by resolution adopted by the holders of common shares and the holder of subordinate shares at a meeting of the holders of common shares and subordinate shares held for such purpose by at least two-thirds (2/3) of the votes cast at such meeting.

6.2	Amendments affecting common and subordinate shares

Any amendment to the articles of the Company described in subsection 6.1 affecting the holders of common shares and the holders of subordinate shares, as the case may be, in a manner or to an extent different between both classes and affecting negatively the rights of the holders of one of such classes, shall, in addition, be approved by the holders of the class which is so affected by resolution adopted separately by the holders of the shares of the class so affected.

6.3.	Separate resolutions

Any approval of the holders of any class of shares required pursuant to the provisions of subsection 6.2 shall be deemed to have been duly given, if it is contained in a resolution adopted by at least two-thirds (2/3) of the votes cast at a special meeting of the holders of the shares of such class, called for such purpose by a prior notice of at least twenty-one (21) days, which meeting can be held concurrently with any other meeting of the shareholders of the Company, and at which meeting the holders of at least twenty percent (20%) of the outstanding shares of such class are present in person or represented by proxy, thereby constituting quorum. In the event that the holders of at least twenty percent (20%) of the outstanding shares of such class are not present or represented by proxy thirty (30) minutes after the hour fixed for the meeting, the meeting shall be adjourned to a date at least five (5) days later. At such adjourned meeting, the holders of shares of such class present in person or represented by proxy, shall transact the business for which the meeting was initially called and a resolution adopted at this meeting by at least two-thirds (2/3) of the votes cast shall constitute approval of the holders of such class of shares mentioned above for the purposes of subsection 6.2, whether the quorum referred to above is present or not at the time of this adjourned meeting. Any approval given in accordance with the provisions of subsection 6.2 shall bind all the holders of such class of shares.

6.4	Effect of the approval

The procedure provided in this article 6 shall replace the compromise or arrangement and permits the filing of articles of amendment for the purpose of amending the articles as approved without it being necessary to have recourse to any other formality provided in the Companies Act (Québec) with respect to a compromise or arrangement.

Government of Quebec
Inspector General of
Financial Institutions	CERTIFICATE OF AMENDMENT
Companies Act
(R.S.Q., chap. C-38)

Part IA

I hereby certify that the following company

THERATECHNOLOGIES INC.

amended its articles under Part IA of the Companies Act, as indicated in the attached Articles of amendment.

1993 10 20

Government of Quebec
Inspector General of Financial Institutions	(signed)
Inspector General of Financial Institutions

3099-8272

Formulaire 5

STATUTS DE MODIFICATION

Loi sur les compagnies

Partie 1A

1	Dénomination sociale ou numéro matricule

THERATECHNOLOGIES INC.

2	Les statuts de la compagnie sont modifiés de la façon suivante:

1.	L’article 6 de 1’acte constitutif de la compagnie incluant le Supplément 1, faisant partie intégrante de 1’acte constitutif de la compagnie, est abrogé sans étre remplacé.

1.	Article 6 of the deed of incorporation of the company including Schedule 1, being an integral part of the deed of incorporation of the company, is repealed without being replaced.

2.	L’article 8 de 1’acte constitutif de la compagnie est modifié comme suit:

Le paragraphe 2 du Supplément 2, faisant partie intégrante de 1’acte constitutif de la compagnie, est abrogé sans être remplacé.

2.	Article 8 of the deed of incorporation of the company is amended as follows:

Section 2 of Schedule 2, being an integral part of the deed of incorporation of the company, is repealed without being replaced.

3 Date d’entrée en vigueur, si différente de la date du dépôt (Voir instructions)	4 Dénomination sociale (ou numéro matricule) antérieure à la modification, si différente de celle mentionnée à la case 1

S.O. N/A

Signature de I’administrateur autorise	Fonction du signataire	Administrateur Director

Réservé à I’administration	3099-8272

C-215-92

Government of Quebec
Inspector General of
Financial Institutions	CERTIFICATE OF INCORPORATION
Companies Act
(R.S.Q., chap. C-38)

Part IA

I hereby certify that the following company

THERATECHNOLOGIES INC.

was incorporated under Part IA of the Companies Act, as indicated in the attached Articles of Incorporation.

1993 10 19

Government of Quebec
Inspector General of Financial Institutions	(signed)
Inspector General of Financial Institutions

3099-8272

Formulaire 1

STATUTS DE CONSTITUTION

Loi sur les compagnies

Partie 1A

1	Dénomination sociale ou numéro matricule

THERATECHNOLOGIES INC.

2 District judiciaire du Québec oú la compagnie établit son siège social Montréal	3 Nombre précis ou nombres minimal et maximal des administrateurs Minimal: 1 Maximal: 10 Minimum: 1 Maximum: 10	4 Date d’entrée en vigueur si postérieure à celle du dépôt

5	Description du capital-actions

Un nombre illimité d’actions ordinaires, toutes sans valeur nominale. An unlimited number of common shares, all without nominal value.

6	Restrictions sur le transfer des actions, le cas échéant

Le Supplément 1 ci- joint fait partie intégrante de ces statuts de constitution. The attached Schedule 1 is an integral part of these articles of incorporation.

7	Limites imposées à son activité, le cas échéant

Aucune

None

8	Autres dispositions

Le Supplément 2 ci-joint fait partie intégrante de ces statuts de constitution. The attached Schedule 2 is an integral part of these articles of incorporation.

9	Fondateurs

Nom et prénom	Adresse incluant le code postal (s’il s’agit d’une corporation, indiquer le siège social et la loi constitutive)	Profession	Signature de chaque fondateur (s’il s’agit d’une corporation, signature de la personne autorisée)

Tancrède, Denis	1700, av. Dr Penfield App. 47 Montréal (Québec) H3H 1B4	Homme d’affaires Businessman

Si I’espace est insuffisant, joindre une annexe

Réservé à I’administration	3099-8272

SCHEDULE 1

No share shall be transferred unless consented to by a resolution duly adopted by the directors of the company and recorded in the books of the company or, failing which, by the written consent of the holders of a number of shares, of any class(es), which allows them to exercise more than 50% of the voting rights attached to all the outstanding shares of the company carrying the right to vote at that date.

SCHEDULE 2

1.	The number of shareholders of the company is limited to fifty, exclusive of present or former employees of the company or of a subsidiary; two or more persons who hold jointly one or more shares are counted as one shareholder.

2.	Any distribution of securities by the company to the public is prohibited.

3.	Without restricting the application of the Companies Act (Québec), the directors may, when they deem it expedient and without the authorization of the shareholders:

a)	borrow money upon the credit of the company;

b)	issue debentures or other securities of the company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

c)	notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the company, to secure any such debentures or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with the provisions of the Special Corporate Powers Act (R.S.Q., c. P–16) or in any other manner;

d)	hypothecate or mortgage the immoveable property of the company, or pledge or otherwise affect the moveable property, or give all such guarantees, to secure the payment of loans made otherwise than by the issue of debentures, as well as the payment or performance of any other debt, contract or obligation of the company.

Any limitations and restrictions contained herein shall not apply to the borrowing of money by the company on bills of exchange or promissory notes, made, drawn, accepted or endorsed by or on behalf of the company.